THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (THE "AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the ________day of _______________, 2009.

BETWEEN:	Smart-Tek Solutions Inc. (the "Company") a Nevada corporation with an address for business at 3702 South Virginia St. Suite G12-401 Reno, NV 89502

AND:	___________________(the "Subscriber"), having an office located _______________________

WHEREAS:

A. The Company is indebted to the Subscriber in the amount of $44,325 (the “Outstanding Amount”); and

B. The Subscriber has agreed to accept 3,409,615 shares of the Company’s common stock at a deemed price of $0.013 per share (the “Shares”), as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation

1.1 In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2. Acknowledgement of Indebtedness

2.1 The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3. Payment of Indebtedness

3.1 As full and final payment of the Outstanding Amount, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

4. Release

4.1 The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amount.

5. Documents Required from Subscriber

5.1 The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

5.2 The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement, the Accredited Investor Questionnaires attached hereto as Schedule “A” (the “Questionnaires”) and any other schedules attached hereto or requested by the Company, acting reasonably.

6. Closing

6.1 Closing of the offering of the Shares (the "Closing") shall occur on or before September 30, 2009, or on such other date as may be determined by the Company (the "Closing Date").

7.	Acknowledgements of Subscriber

7.1	The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been or will be registered under the Securities Act of 1933 (the “1933 Act”), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable securities laws;

	(b)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or any other applicable securities legislation;

	(c)	the Subscriber has received and carefully read this Agreement;

(d)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation;

(e)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the issuance of the Shares hereunder have been made available for inspection by the Subscriber and the Subscriber’s attorney and/or advisor(s);

(g)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(h)

upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

(i)

the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of any of the Shares hereunder, and

	(ii)	applicable resale restrictions;

(j)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of common stock of the Company on NASDAQ's Over-the-Counter Bulletin Board;

(k)

the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(l)

none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(m)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(n)	no documents in connection with the sale of the Shares hereunder have been reviewed by the SEC or any state securities administrators;

(o)	there is no government or other insurance covering any of the Shares;

(p)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(q)

the statutory and regulatory basis for the exemption claimed for the offer and issuance of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(r)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8.  Representations, Warranties and Covenants of the Subscriber

8.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)

the Subscriber is resident in the jurisdiction out on the signature page of this Agreement and the issuance of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)

the Subscriber is acquiring the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;

(e)	the Subscriber is outside the United States when receiving and executing this Agreement;

(f)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(g)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(h)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(i)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(k)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(l)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(m)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(n)

the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of six months after the date of original issuance of the Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(o)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(p)

the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(q)	the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

(r)

the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(s)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(t)	no person has made to the Subscriber any written or oral representations,

	(i)	that any person will resell or repurchase any of the Shares,

	(ii)	that any person will refund the purchase price of any of the Shares,

	(iii)	as to the future price or value of any of the Shares, or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9. Acknowledgement and Waiver

9.1 The Subscriber has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10. Representations and Warranties will be Relied Upon by the Company

10.1 The Subscriber acknowledges that the representations and warranties contained herein and are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to acquire the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein and are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

11. Resale Restrictions

11.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

11.2 The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 11.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

12. Legending and Registration of Subject Shares

12.1 The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

12.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement. The Subscriber acknowledges that the Shares are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the Securities Act (British Columbia) (the “Act”) and the rules made thereunder.

12.3 Pursuant to National Instrument 45-102 – Resale of Securities, as adopted by the Saskatchewan Financial Services Commission, a subsequent trade in the Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the Act) unless certain conditions are met, which conditions include a hold period (the "Canadian Hold Period") that shall have elapsed from the date on which the Shares were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Shares is to be imprinted with a restrictive legend (the "Canadian Legend").

12.4 By executing and delivering this Agreement, the Subscriber will have directed the Company not to include the Canadian Legend on any certificates representing the Shares to be issued to the Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of National Instrument 45-102, and any subsequent trade in any of the Shares during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

12.5 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13. Collection of Personal Information

13.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Agreement and completing this offering. The

Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, and (c) any of the other parties involved in this offering, including legal counsel, and may be included in record books in connection with this offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

14. Costs

14.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Shares shall be borne by the Subscriber.

15. Governing Law

15.1 This Agreement is governed by the laws of the State of Nevada.

16. Survival

16.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

17. Assignment

17.1 This Agreement is not transferable or assignable.

18. Execution

18.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

19. Severability

19.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

20. Entire Agreement

20.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

21. Notices

21.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 11 and notices to the Company shall be directed to the Company’s President at 3702 South Virginia Street, Suite G12-401 Reno, Nevada 89502 USA.

22. Counterparts

22.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.	The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

(Name of Beneficial Owner if Subscriber is a Corporation)

(Telephone Number of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Shares is hereby accepted by SMART-TEK SOLUTIONS INC.

DATED at _______________, the _______day of _________________, 2009.

SMART-TEK SOLUTIONS INC.

Per:
Authorized Signatory

Schedule “A”

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the subscription agreement.

The purpose of this Questionnaire is to assure Smart-Tek Solutions Inc. (the "Company") that the Subscriber will meet certain requirements of National Instrument 45-106 – Prospectus and Registration Exemptions ("NI 45-106"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Company that:

1.

The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the subscription and the Subscriber is able to bear the economic risk of loss arising from such transactions;

2.	The Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

[ ]

(a) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or Company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

[ ]	(b) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (a);

[ ]

(c) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

[ ]

(d) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(e) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

[ ]	(f) a person, other than a person or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements; and

[ ]	(g) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting shares required by law are persons or companies that are accredited investors.

A-1

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Securities under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________day of _____________, 2009.

If an Individual:	If a Corporation, Partnership or Other Entity:

Signature	Print or Type Name of Entity

Print or Type Name	Signature of Authorized Signatory

Type of Entity

A-2